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                                  EXHIBIT 99.1


NBC INTERNET, INC. ISSUES BETTER THAN EXPECTED PRELIMINARY FOURTH QUARTER PRO
    FORMA REVENUES OF $27.3 MILLION, AN INCREASE OF 163 PERCENT OVER YEAR AGO QUARTER

SAN FRANCISCO, CA, JANUARY 24, 2000 -- NBC Internet, Inc. (Nasdaq: NBCI) today announced better than expected preliminary pro forma revenues of $27.3 million for the fourth quarter ended December 31, 1999. NBCi anticipates announcing complete financial results for the fourth quarter after the close of market on January 27, 2000.(1)

NBC Internet's (NBCi) preliminary fourth quarter pro forma revenues represent the completion of the transactions that created NBCi, which was launched on November 30, 1999 and represents the financial results of XOOM.com, Snap.com, NBC.com, NBC Interactive Neighborhood and VideoSeeker, as if they had been combined for the entire period from October 1, 1999 through December 31, 1999.

NBCi's preliminary pro forma revenues of approximately $27.3 million represent a 38 percent increase over pro forma combined revenues of $19.8 million in the third quarter ended September 30, 1999 and an increase of 163 percent over pro forma combined revenues of $10.4 million for the year ago quarter.(1)

These expected results are preliminary and are subject to the completion of an audit of NBCi's December 31, 1999 financial statements and are not necessarily indicative of the results to be expected for future periods.

ABOUT NBC INTERNET, INC.
NBC Internet, Inc. (NBCi), a branded global integrated media company, commenced operations in November 1999. NBCi integrates major media platforms, including Internet, broadcast and cable television and radio, to deliver powerful ways for partners to connect with users and customers. NBCi's flagship Web site, Snap (www.snap.com), provides a comprehensive online experience to users worldwide via Internet search & directory, community, shopping, e-commerce, multimedia and entertainment services across all bandwidths.

NBCi was created through the combination of Snap, XOOM.com, NBC.com, NBC Interactive Neighborhood, VideoSeeker and a 10 percent equity stake in CNBC.com. NBC, a subsidiary of General Electric (NYSE: GE) holds a 47 percent ownership stake in NBCi and brings to the venture the storied heritage of 70 years of branded media and technology innovations. NBCi is headquartered in San Francisco and has offices in New York City, Los Angeles, Chicago and Paris, France. For more information about NBCi and its constituent Internet services, please see the NBCi corporate Web site at ww.nbci.com .

(1) The pro forma revenues presented herein are not presented on a basis consistent with generally accepted accounting principles ("GAAP"). They represent the pro forma combination of Xoom.com, Snap.com, NBC.com, NBC Interactive Neighborhood, and Videoseeker, as if they had been combined at the beginning of each of the periods presented. They exclude: (i) revenues earned by MightyMail Networks, Paralogic Software Corporation,


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and LiquidMarket prior to the dates they were each acquired by Xoom.com; and
(ii) certain non-recurring revenues earned from equity instruments by NBC.com, NBC Interactive Neighborhood and Videoseeker.

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING. THESE STATEMENTS ARE BASED ON NBCi's EXPECTATIONS OF ITS FUTURE RESULTS AS OF THE DATE OF THIS PRESS RELEASE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED BECAUSE OF A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THOSE LISTED FROM TIME TO TIME IN NBC INTERNET INC.'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO XOOM.COM, INC.'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998; XOOM.COM's QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 1999, JUNE 30, 1999 AND SEPTEMBER 30, 1999; AND THE REGISTRATION STATEMENTS ON FORM S-1 AND FORM S-4 FILED BY NBC INTERNET, INC., AS AMENDED. IMPORTANT FACTORS THAT COULD CAUSE THE RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY SUCH FORWARD-LOOKING STATEMENTS INCLUDE: NBCi's LIMITED OPERATING HISTORY; UNPREDICTABILITY OF ITS QUARTER-TO-QUARTER RESULTS; ITS UNPROVEN BUSINESS MODEL AND DEPENDENCE ON MEMBERS; RISKS ASSOCIATED WITH ITS INTERNATIONAL OPERATIONS; ITS RELIANCE ON A NETWORK INFRASTRUCTURE; ITS DEPENDENCE ON VENDORS AND SUPPLIERS; MANAGEMENT OF ITS GROWTH AND EXPANSION; RISKS ASSOCIATED WITH BRAND DEVELOPMENT; ITS RELIANCE ON ADVERTISING REVENUE; INTENSE COMPETITION WITH OTHER WEB COMMUNITIES AND BUSINESSES; THE RISKS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS; RISKS ASSOCIATED WITH ACQUISITIONS; AND RELIANCE ON STRATEGIC RELATIONSHIPS.

                                  ###

CONTACTS:

Investor Relations Contact:
Roger Maes, NBCi Corporate Communications, 415/288-2568, roger@nbci.com

Media Contact:
Robert Silverman, NBCi Corporate Communications, 212/664-2756,
                  robert.silverman@nbc.com